Exhibit 10.7

License Agreement - Umajin Hong Kong Limited Corp Mr. Hideaki Takahashi The License Fee Hong Kong Dollars $6200 the Deposit Two month’s license fee (HK $ 17000 3 access card(s) (HK$100/A) Total Hong Kong Dollars $17375.00 Apex Business Centre Limited Mr. Alfred Weng, 25 June 2014, Unajin Hong Kong Limited 25 June 2014